Exhibit 10.35

Newmont Mining Corporation

Summary of Executive Compensation

Set forth below is a summary of the compensation that Newmont Mining Corporation (the “Company”) pays to its named executive officers (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. All of the Company’s executives are at-will employees. The Company’s Board of Directors has the discretion to change any executive’s compensation and employment status at any time.

Base Salary. The named executive officers are to receive the following annual base salaries in their current positions, effective January 1, 2008.

Name and Current Position	Base Salary ($)
Richard T. O’Brien	$1,000,000
President and Chief Executive Officer
Russell Ball	$475,000
Senior Vice President and Chief Financial Officer
Britt D. Banks	$530,000
Executive Vice President, Legal and External Affairs
Randy Engel	$410,000
Senior Vice President, Strategy and Corporate Development
Guy Lansdown	$475,000
Senior Vice President, Project Development and Technical Services

Short-Term and Long-Term Incentive Compensation. In their current positions, the named executive officers are eligible to:

•

Participate in Senior Executive Compensation Program (filed as Exhibit 10         to this Annual Report on Form 10-K (“Form 10-K”), which includes award of Financial Performance Shares, a Strategic Objectives Bonus and Corporate Performance Bonus.

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Participate in a long-term stock option incentive practice. See Proxy Statement pursuant to Section 14(a) of Securities Exchange Act of 1934 filed March 5, 2007 (“Proxy Statement”) for description of the stock option program.

•	Receive discretionary bonuses for extraordinary personal performance. During 2007, the Named Executive Officers received discretionary cash bonuses for personal performance in the amounts shown below.

	Target Financial Performance Shares (% of annual base salary)	Maximum Strategic Objectives Bonus (% of annual base salary )	Target Corporate Performance Bonus (% of annual base salary)	Target Stock Option Grant (# options)	2007 Discretionary Bonus for Personal Performance
Richard T. O’Brien	135	125	62.5	90,000	$750,000
Russell Ball	67.5	50	25	20,000	$375,000
Britt D. Banks	110	75	37.5	40,000	$375,000
Randy Engel	67.5	50	25	20,000	$550,000
Guy Lansdown	67.5	50	25	20,000	$375,000

Benefit Plans and Other Arrangements. In their current positions, the named executive officers are eligible to:

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Participate in the Company’s broad-based benefit programs generally available to U.S. based salaried employees, including health, disability, and life insurance programs, qualified 401(k), pension plan and severance plan. See Proxy Statement for description of disability benefits, qualified 401(k) plan, pension plan and severance plan.

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Participate in Company’s non-qualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan (filed as Exhibits 10        , 10        , 10        , 10        , and 10         to this Form 10-K). See Proxy Statement for description of the nonqualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan.

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Receive certain perquisites, including country club or social membership for the Chief Executive Officer, limited use of corporate aircraft for travel by family members and personal use of administrative assistant services. See Proxy Statement for description of such perquisites.

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